SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2003


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
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(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)



Item 5.  Other Events


                              http://www.gses.com


AT THE COMPANY                AT FRB/WEBER SHANDWICK
Gill R. Grady                 Marilynn Meek         Susan Garland
Senior Vice President         (general info)        (analyst info)
410-772-3500                   212-445-8451           212-445-8458


FOR IMMEDIATE RELEASE


                      GSE Systems Announces Contract Awards
                           Totaling Over $7.5 Million

Columbia, Maryland August 13, 2003 - GSE Systems, Inc. (GSE) (AMEX:GVP), a leading global provider of real-time simulation and process control solutions for the energy and process industries, announced today the receipt of several new contracts for power plant simulators. The total value of these contracts exceeds $5.5 million. These contracts, along with over $2 million of process automation orders received in July, increase the Company's backlog to just over $41 million.

The largest order is for a nuclear plant in Asia, and represents the second major contract from this customer this year. The Company also received a contract from the Tennessee Valley Authority (TVA) to build a simulator for the Browns Ferry Nuclear Plant Unit 3. The project includes assisting TVA in modifying the existing simulator software as well as building new panels to simulate the Unit 3 control room.

In addition, GSE received some small orders for engineering services in the nuclear plant security market, which it believes is a precursor to additional activity in this emerging market.

GSE President and Chief Operating Officer, Jerry Jen, said: "The Power Simulation business continues to win new projects both domestically and overseas. We anticipate strong performance from the nuclear segment of the business as plants continue to invest in modernization and life extension activities. Those awards will be turning into revenue and we expect continued profitable performance from our Power Simulation business."

Contact Gill Grady at 410-772-3604.


                          *    *    *

GSE Systems, Inc. is a real-time simulation, process control, and automation company with three decades of experience, over 500 applications, and 200 customers in more than 30 countries. Our software, hardware and integrated solutions leverage proven technologies to deliver real-world business advantages to the process and power industries worldwide including specialty chemical, food and beverage, petroleum refining, pharmaceutical, and fossil and nuclear power generation. GSE Systems is headquartered in Columbia, Maryland with offices throughout the United States. Our global locations include offices in Japan and Sweden. Information about GSE Systems is available via the Internet at http://www.gses.com.

This news release contains forward-looking statements that involve risks and uncertainties. The actual future results of GSE Systems may differ materially due to a number of factors, including but not limited to delays in introduction of products or enhancements, size and timing of individual orders, rapid technological changes, market acceptance of new products and competition. These and other factors are more fully discussed in the Company's annual report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.